UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

Erasca, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40602	83-1217027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row Suite 300
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 465-6511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ERAS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 20, 2026, Erasca, Inc. (the “Company”) disclosed that its cash, cash equivalents and marketable securities for the Company as of December 31, 2025 was approximately $341.8 million. On January 23, 2026, the Company announced that it closed its previously announced upsized public offering of 25,875,000 shares of its common stock, including 3,375,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares (the “January 2026 Offering”). The estimated net proceeds to the Company from the January 2026 Offering, after deducting the underwriting discounts and commissions and other offering expenses, is $242.7 million.

The cash, cash equivalents and marketable securities and the net proceeds information above are based on preliminary unaudited information and management estimates. The cash, cash equivalents and marketable securities information is not a comprehensive statement of the Company’s financial results as of and for the fiscal year ended December 31, 2025 and is subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, these preliminary estimates.

The Company estimates that, based on its cash, cash equivalents and marketable securities as of December 31, 2025 and the net proceeds from the January 2026 Offering, it has sufficient cash resources to fund the Company’s operations into the first half of 2029.

Forward-Looking Statements

The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: statements regarding the preliminary estimate of the Company’s cash, cash equivalents and marketable securities as of December 31, 2025; the Company’s estimated net proceeds from the January 2026 Offering; and the Company’s belief that based on its cash, cash equivalents and marketable securities at December 31, 2025, and the net proceeds from the January 2026 Offering, it has sufficient cash resources to fund the Company’s operations into the first half of 2029. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the Company’s actual results for the fourth quarter or full year of 2025 may differ materially from our preliminary estimates as a result of changes to assumptions and estimates, the completion of review of internal controls over financial reporting or other quarter-end and year-end procedures; the Company’s estimates regarding the net proceeds from the January 2026 Offering may change; the Company may use its capital resources sooner than expected; and other risks described in the Company’s prior filings with the SEC, including under the heading “Risk Factors” in its annual report on Form 10-K for the year ended December 31, 2024, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erasca, Inc.

Date:	January 29, 2026	By:	/s/ Ebun Garner
General Counsel